FIRST LEASE AMENDMENT AGREEMENT

                            AMERICAN CONSUMERS, INC.
                           D/B/A SHOP-RITE SUPERMARKET

                           CHATSWORTH SHOPPING CENTER


     THIS LEASE AMENDMENT AGREEMENT (hereinafter called the "Agreement") made and entered into this 19th day of March 2003 by and between M&K WAREHOUSES, LLC,
                      ----
a Georgia limited liability company, as successor in interest to Malon D. Mimms, a sole proprietorship (hereinafter called the "Landlord") and AMERICAN CONSUMERS, INC. D/B/A SHOP-RITE SUPERMARKET (hereinafter called the "Tenant");

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, by Lease dated April 29, 1988 (hereinafter called the "Lease"), by which Landlord leased to tenant those certain premises (hereinafter called the "Premises") situated at 920 North Third Avenue, Suite B, Chatsworth, Murray County, Georgia 30705 as more particularly described in the Lease;

     WHEREAS, Landlord and Tenant now desire to amend the Lease so as to extend the Term thereof and to make other changes as set forth herein below.

     NOW THEREFORE, for valuable consideration paid by each of the parties to the other, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

     1. The Lease Term for the Premises is hereby extended for a period of five (5) additional years and two (2) days commencing April 29, 2003 and expiring on April 30, 2008.

     2.   The monthly rent shall be as follows:

                                                Common Area         Total Base Rent, Common
                                              Maintenance and        Area Maintenance and
                                             Insurance Charges         Insurance Charges
                               Base Rent          Monthly*                  Monthly
            Term                Monthly    (Adjustable Annually)     (Adjustable Annually)
-----------------------------  ----------  ----------------------  -------------------------
April 29, 2003-April 30, 2003  $   642.83        $  50.80                  $    693.63
 May 1, 2003-April 30, 2006    $ 9,624.50        $ 762.00                  $ 10,404.50
 May 1, 2006-April 30, 2008    $10,125.00        $ 762.00                  $ 10,887.00

          NOTE: Common Area Maintenance=$536.00/mo;Insurance=$226.00/mo.

     3. Tenant hereby agrees to pay Landlord, on or before the first of each month, Seven hundred sixty-two & No/100 Dollars ($762.00) as Tenant's estimated share of Common Area Maintenance and Insurance for the leased premises. Said amount may be adjusted annually, or as Landlord deems necessary, which shall be based on actual expenses incurred by Landlord.

     4. Tenant shall maintain, at its own cost and expense, in responsible companies approved by Landlord, combined single limit public liability insurance, insuring Landlord and Tenant, as their interests may appear, against all claims, demands or actions for bodily injury, including death of any person, property damage, and personal injury with limits of $1,000,000.00 for each occurrence and $2,000,000.00 on an annual aggregate basis. Landlord shall have the right to direct Tenant to increase such amounts whenever Landlord, Landlord's insurance carrier or governing authority considers them inadequate. Such liability insurance shall also cover any liability from signs erected by Tenant. The policy of insurance shall provide that Landlord is specifically named as an additional insured therein. Tenant shall also maintain, at its own cost and expense, in responsible companies insurance as follows: (1) insurance commonly known as "special all risk property insurance" on property belonging to Tenant or for which Tenant is the bailee covering 100% of the replacement cost of any item of value including Tenant's property and specifically including but not limited to signs, stock, inventory, furniture and fixtures,


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          equipment, and improvements and betterments installed by Tenant; (2)
          business interruption insurance covering 100% of Tenant's actual loss sustained for a period not exceeding twelve (12) months; and (3) insurance covering all glass forming a part of the Premises including plate glass in the Premises. All of said insurance shall be in form and in responsible companies licensed to do business in the State of Georgia acceptable to Landlord and shall endeavor to provide that it will not be subject to cancellation or termination or change except after at least thirty (30) days prior written notice to Landlord. The certificates of insurance shall be deposited with Landlord within thirty (30) days of the Lease renewal date. Thereafter, Tenant shall provide Landlord with certificates of insurance within fifteen (15) days after renewal of any such policy. In the event Tenant fails to obtain or maintain the insurance required hereunder and fails to provide Landlord with the required certificates of insurance within ten (10) days after demand therefore, Landlord may obtain same (but shall have no obligation to do so) and any costs incurred by Landlord in connection therewith shall be payable by Tenant upon demand. Tenant agrees that its insurance shall be primary over any insurance which may be purchased by the Landlord. The insurance procured by Tenant as herein required shall contain an express waiver of any right of subrogation by the insurance company against Landlord.

     5. This Agreement together with the Lease contain the entire agreement of the parties with respect to the subject matter hereof and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

     IN WITNESS WHEREOF, the said parties have executed this Lease Amendment Agreement, as of the day and year set forth above.

                                   LANDLORD:
Signed, sealed and delivered
in the presence of:                M&K WAREHOUSES, LLC,
                                   A GEORGIA LIMITED LIABILITY COMPANY

/s/ Rebecca L. Odom                      /s/ Robert C. Mimms
                                   By:
------------------------              --------------------------------
Notary Public or Witness                     Robert C. Mimms

                                   Title:    Leasing Agent
                                         -----------------------------
Rebecca L. Odom
------------------------
Name (Please Print)
     NOTARY PUBLIC, FULTON COUNTY, GEORGIA
     MY COMMISSION EXPIRES MAY 20, 2006.


                                   TENANT:
Signed, sealed and delivered
in the presence of:                AMERICAN CONSUMERS, INC.

/s/ Jean Cleermore                       /s/ Paul R. Cook
                                   By:
------------------------              --------------------------------
Notary Public or Witness                     Paul R. Cook

                                   Title:    Chief Financial Officer
                                         -----------------------------
Jean Cleermore
------------------------
Name (Please Print)                Telephone : (706) 861-3347


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